Yield10 Bioscience Grants Nufarm a Commercial License to Omega-3 Assets for Producing Oil in Camelina, and Yield10 and Nufarm sign a Memorandum of Understanding for Sale of Assets
- Nufarm to pay up to USD $5 million in consideration for the license
-The parties will negotiate the sale of essentially all of Yield10’s assets to Nufarm
WOBURN, Mass. and WEST SACRAMENTO, CA – July 17, 2024 – Yield10 Bioscience, Inc. (OTC:YTEN) (“Yield10” or the “Company”), an agricultural bioscience company, today announced that the Company has signed a Memorandum of Understanding (“MOU”) and License Agreement with Nuseed Nutritional US Inc. (the seed technologies platform of Nufarm Limited (ASX:NUF)), granting Nufarm a commercial license to certain Omega-3 intellectual property assets, materials and know-how for producing oil in Camelina. Under the License Agreement, Nufarm will pay Yield10 up to USD $5 million. Nufarm and Yield10 have additionally agreed to immediately negotiate exclusively with each other for the sale of Yield10’s remaining assets to Nufarm. The asset sale will require an affirmative vote from the shareholders of Yield10, and a special meeting of shareholders will be convened to seek that vote following execution of the asset purchase agreement.
Producing omega-3 fatty acids in Camelina may represent a way to enable a predictable, land-based supply of high-quality omega-3 oils to meet the growing global demand for eicosatetraenoic acid (“EPA”) and docosahexaenoic acid (“DHA”). Currently, the primary source of EPA and DHA remains ocean-caught fish, where omega-3 oil produced from anchovy harvest is the industry benchmark. Over the last few years, there has been increasing pressure on the supply of omega-3 oil due to over-fishing.

“Yield10 camelina assets and know-how in both omega 3 and bioenergy sectors have a unique fit with Nufarm’s Value Beyond Yield® and platform strategies,” said Greg Hunt, CEO and Group Executive of Nufarm. ”While the program still requires further development time and investment before achieving revenue, it offers a broadened portfolio of solutions for our customers both at the farm-gate and with end-use customers.”
“We believe that the transition of our Omega-3 Camelina program to Nufarm is in the best interest of our shareholders, business partners, and employees,” said Oliver Peoples, Ph.D., President and Chief Executive Officer of Yield10 Bioscience. “We believe that the initial payment will allow us to manage key biological assets and regulatory requirements while providing us with the cash runway to secure the shareholder vote. We anticipate collaborating closely with the Nufarm team to finalize the asset purchase agreement and complete the shareholder vote. We believe that this will ensure a smooth transition and enable Nufarm to expedite the commercialization of plant-based omega-3 oils produced using Camelina."
About Nufarm
Nufarm is a global agricultural innovator providing crop protection and seed technology solutions to help our customers grow a better tomorrow. Established over 100 years ago, Nufarm is listed on the Australian Securities Exchange (ASX:NUF) with its head office in Melbourne, Australia. Nufarm is the first company to develop and commercialise plant-based omega-3 and has developed and commercialized advanced bioenergy feedstock technology. Learn more at: nufarm.com.au

About Yield10 Bioscience

Yield10 Bioscience, Inc. ("Yield10" or the "Company") is an agricultural bioscience company that is leveraging advanced genetics to develop the oilseed Camelina sativa ("Camelina") as a platform crop for large-scale production of sustainable seed products. These seed products include feedstock oils for renewable diesel and sustainable aviation biofuels and omega-3 (EPA and DHA+EPA) oils for pharmaceutical, nutraceutical and aquafeed applications. Yield10 is headquartered in Woburn, MA and has a Canadian subsidiary, Yield10 Oilseeds Inc., located in Saskatoon, Canada.
For more information about the Company, please visit www.yield10bio.com, or follow the Company on X (formerly Twitter), Facebook and LinkedIn.
(YTEN-G)
Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical, including, without limitation, the successful completion of the asset purchase agreement by Yield10 and Nufarm, including an affirmative vote by the Nufarm board of directors and Yield10 shareholders, the potential future commercialization, potential market opportunity, economic viability and further development of the omega-3 varieties of Camelina and the omega-3 oils produced therefrom, and the potential for the omega-3 production technology to provide sustainable alternatives to existing means of omega-3 oil production, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the Company’s ability to secure adequate funding in the near term to continue operations, as to which no assurance can be given, as well as the risks and uncertainties detailed in Yield10 Bioscience's filings with the Securities and Exchange Commission. Yield10 assumes no obligation to update any forward-looking information contained in this press release or with respect to the matters described herein.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY YIELD10 BIOSCIENCE FOR USE AT ITS SPECIAL MEETING WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF YIELD10 BIOSCIENCE AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN THE PROXY SOLICITATION WILL BE CONTAINED THEREIN.
Contacts:
Nufarm:
Corporate/Media: Rhonda Macdonald, (403) 660-9717, rhonda.macdonald@nuseed.com
Investors: Grant Saligari, +61 406 402 645, grant.saligari@nufarm.com
Yield10 Bioscience
Lynne H. Brum, (617) 682-4693, LBrum@yield10bio.com